News

NYSE Group                                    NYSE Group, Inc.    11 Wall Street
                                                        New York, New York 10005
                                                                        nyse.com

MEDIA CONTACT     RICH ADAMONIS         INVESTOR RELATIONS CONTACT    Gary Stein
212.656.2140                                                        212.656.2183
radamonis@nyse.com                                               gstein@nyse.com




"ON BEHALF OF THE NYSE GROUP BOARD OF DIRECTORS, I WOULD LIKE TO THANK THE LEADERSHIP OF EURONEXT FOR THE TIME SPENT TO DISCUSS AND CONSIDER THIS HISTORIC BUSINESS COMBINATION, WHICH WILL TRANSFORM THE GLOBAL FINANCIAL MARKETPLACE. THIS TRANSACTION WILL PRODUCE SIGNIFICANT SYNERGIES, OUTSTANDING VALUE AND GROWTH OPPORTUNITIES, AS WELL AS TREMENDOUS BENEFITS TO ALL OF OUR STAKEHOLDERS, INCLUDING SHAREHOLDERS, CUSTOMERS, EMPLOYEES, ISSUERS AND INVESTORS."
                                --Marshall N. Carter, Chairman, NYSE Group, Inc.

"EURONEXT, UNDER THE LEADERSHIP OF JEAN-FRANCOIS THEODORE, IS AN INNOVATOR WITH A PROVEN TRACK RECORD OF SUCCESS THAT SHARES OUR VISION OF THE GLOBAL FINANCIAL MARKETPLACE. NYSE EURONEXT WILL BE THE WORLD'S MOST LIQUID AND TRULY GLOBAL FINANCIAL MARKETPLACE OFFERING UNPARALLELED BENEFITS FOR INVESTORS AND ISSUERS IN THE UNITED STATES, EUROPE AND ACROSS THE GLOBE."
                      --John A. Thain, Chief Executive Officer, NYSE Group, Inc.

  NYSE GROUP, INC. PROPOSES HISTORIC BUSINESS COMBINATION WITH EURONEXT N.V.
             --NYSE EURONEXT WILL BE A TRULY GLOBAL MARKETPLACE--

New York, May 22, 2006 -- NYSE Group, Inc. (NYSE: NYX) today confirmed in a letter to the Chairmen of the Euronext N.V. Supervisory and Management Boards the terms of a business combination proposal under discussion between NYSE Group, Inc. and Euronext N.V. Attached is a copy of that letter, which was co-signed by NYSE Group's Marshall N. Carter, Chairman of the Board of Directors, and John A. Thain, Chief Executive Officer.

In its proposal to Jan-Michiel Hessels, Chairman of the Supervisory Board of Euronext, and Jean-Francois Theodore, Chief Executive Officer and Chairman of the Managing Board of Euronext, NYSE Group states: "Combining our two companies will be a significant and historic step that will benefit global securities markets and all of our stakeholders, including shareholders, customers, employees, issuers, and the investing public in the United States, Europe and across the globe."

The advantages of a combined NYSE Group-Euronext include:

o A strategic partnership that creates the world's largest and most liquid global securities marketplace with a combined market capitalization of $21 billion ((euro)16 billion);
o A market leadership position in a diverse set of large and growing businesses, including cash equities, listings, equity options and futures, bonds and market data;
o The world's premier listing venue, with a total global market capitalization of listed companies at $27 trillion ((euro)21 trillion), nearly three times that of the next largest marketplace and more than that of the next four exchanges combined;

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o  Significant cost and revenue synergies totaling $375 million ((euro)293 million), creating considerable earnings per share accretion, and substantial value creation for the respective shareholders of NYSE Group and Euronext;
o An experienced global board and world-class leadership team, with group headquarters at NYSE Group's current headquarters and European headquarters at Euronext's headquarters, reinforcing Euronext's role as the premier financial marketplace of continental Europe;
o A shared commitment to cooperative multilateral regulation, saluting the effectiveness of Euronext's College of Regulator model to enforce local rules;
o  A common vision of technology strategy and a horizontal business model; and
o No competition issues, resulting in expedited closure and execution by an experienced management team.

Under terms of the proposal, each share of NYSE Group will be converted into one share of common stock of the combined company, which will be named "NYSE Euronext." Holders of Euronext ordinary shares will be offered the right to exchange each of their shares for 0.980 shares of NYSE Euronext stock and
(euro)21.32 in cash. The transaction is based on a fixed ratio of 1.4000 shares of the combined company for each Euronext ordinary share, with 30% of the aggregate consideration paid in cash.(1) The transaction terms also assume Euronext will pay to its shareholders its ordinary dividend of (euro)1 per share this year and its previously announced extraordinary dividend of (euro)3 per share.

The board of the combined company will be comprised of 20 directors--11 directors from NYSE Group and nine directors designated by Euronext. The Chairman will be Mr. Hessels, Euronext's current Supervisory Board Chairman, and the Deputy Chairman will be Mr. Carter, NYSE Group's current Chairman. Mr. Thain will be the Chief Executive Officer of NYSE Euronext and Mr. Theodore will be Deputy Chief Executive Officer, with direct responsibility for the European business. The senior management team will be drawn equally from each of NYSE Group and Euronext, reinforcing the globally-balanced character of the new company.

The common stock of the combined company will be listed on both the New York Stock Exchange and Euronext, and traded in the local currency on each market.

Citigroup Corporate and Investment Banking is acting as financial advisor to the NYSE Group on this transaction.

ANALYST AND PRESS CONFERENCE CALL--TODAY, MONDAY, MAY 22 AT 8:00AM

NYSE Group Chief Executive Officer John A. Thain will host a conference call today, Monday, May 22 at 8:00 a.m. (EST). A live audio webcast of the conference call will be available on the Investor Relations section of the company's website, HTTP://WWW.NYSE.COM/. A presentation that will be referenced during the call will also be posted to the website shortly before the call begins. Those wishing to listen to the live conference via telephone should dial-in at least 10 minutes before the call begins.

LIVE DIAL-IN INFORMATION:
United States: (866) 202-1971
International: (617) 213-8842
Passcode: 17609066

-----------------------------
(1) Based on the closing market price of NYSE Group common stock of $64.50 on May 19, 2006.

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Audio replays of the conference will be available approximately one hour after the call on the Investor Relations section of the company's website, HTTP://WWW.NYSE.COM/ and by dial-in beginning approximately two hours following the conclusion of the live call.

REPLAY DIAL-IN INFORMATION:
United States: (888) 286-8010
International: (617) 801-6888
Passcode: 24534134
AVAILABLE 5/22-5/29

NYSE Group, Inc. Proposal Letter to Euronext N.V.
(Letter attachment)

ABOUT NYSE GROUP, INC.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the "NYSE") and NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx(R), and the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services. The NYSE is the world's largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies' common stock and other securities. Our listed operating companies represent a total global market capitalization of over $22.9 trillion. In the first quarter 2006, on an average trading day, over 1.7 billion shares, valued at over $65 billion, were traded on the NYSE.

NYSE Arca operates the first open, all-electronic stock exchange in the United States and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca's trading platform links traders to multiple U.S. market centers and provide customers with fast electronic execution and open, direct and anonymous market access.


NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.


For more information on NYSE Group, go to: HTTP://WWW.NYSE.COM/. Information contained on our website does not constitute a part of the prospectus relating to the proposed offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. NYSE Group, Inc. ("NYSE Group") cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving NYSE Group and Euronext, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NYSE Group's filings with the U.S. Securities Exchange Commission (the "SEC"), including its Report on Form 10-K for the fiscal year ending December 31, 2005 which is available on NYSE Group's website at http://www.nyse.com and the SEC's website at SEC's Web site at www.sec.gov. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

NOT AN OFFER
This communication is for information purposes only and does not constitute an offer to exchange or purchase any Euronext shares. Any such offer may be made only pursuant to official offer documents approved by the appropriate regulators.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

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In connection with the proposed business combination transaction, NYSE Group expects that a newly formed holding company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NYSE Group that also constitutes a prospectus of the newly formed holding company. NYSE Group will mail the proxy statement/prospectus to its stockholders and the prospectus will be mailed to Euronext shareholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

You may obtain a free copy of the proxy statement/prospectus (if and when available) and other related documents filed by NYSE Group and the newly formed holding company with the SEC at the SEC's Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing NYSE Group's Web site at HTTP://WWW.NYSE.COM.

NYSE Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Group stockholders in respect of the proposed business combination transaction. You can find information about NYSE Group's executive officers and directors in NYSE Group's definitive proxy statement filed with the SEC on April 11, 2006. You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NYSE Group by contacting its investor relations department.

Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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